                                                                    EXHIBIT 10.6

                        REAL ESTATE PURCHASE AGREEMENT

     THIS REAL ESTATE PURCHASE AGREEMENT is made this ____ day of December, 1998, (the Effective Date") by and between Napa Main Street Investors, a California limited partnership, ("Seller"), and Napa National Bank, a California Corporation ("Buyer") who agree as follows:

1.   PURCHASE AND SALE OF THE PROPERTY.

     Subject to the terms and conditions set forth below, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the real property located at 901 Main Street, Napa, Napa County, California, known as Assessors Parcel Number 003-221-012 ("Bank Parcel"), more particularly described in, EXHIBIT "A" attached hereto (the "Property").

2.   PURCHASE PRICE.

     (a)  PURCHASE PRICE.  The purchase price for the Property (the
"Purchase Price") to be paid by Buyer to Seller is One Million Three Hundred Seventy-Five Thousand Dollars ($1,375,000.00) subject to adjustment as set forth in paragraph 2(b) below.

     (b) PAYMENT OF PURCHASE PRICE. Within three (3) days of the Effective Date, Buyer and Seller shall open an escrow (the "Escrow") with First American Title Company in Napa, California (the "Title Company"), 1700 Second Street, Napa, California. The purchase price shall be adjusted on the close of escrow so as to create Two Hundred Thousand Dollars ($200,000.00) of net cash proceeds payable to Seller after payment of the principal amount of indebtedness owing to Napa National Bank under loan number 7549001 in the amount of One Million Forty-One Thousand Ninety-Seven Dollars and Thirty-Four Cents ($1,041,097.34), loan interest in the amount of Seventy-two Thousand Four Hundred Dollars ($72,400.00), unpaid real property taxes for the Bank Parcel, Assessor's Parcel Nos. 003-221-011 and 003-221-013 prorated as of the close of escrow in the approximate amount of Forty-Six Thousand Five Hundred Dollars ($46,500.00), transfer taxes, escrow fees, and title insurance and other expenses arising out of the "Approved Exceptions", and closing costs in the estimated amount of Fifteen Thousand Dollars ($15,000.00).

     One day prior to the Close of Escrow, Buyer shall deposit into Escrow in cash the balance of the Purchase Price in excess of the principal owing to Napa National Bank under loan number 7549001.

3.   CONDITION PRECEDENT.

     (a) As a condition precedent to Buyer's obligations to purchase the Bank Parcel, Buyer and Seller shall have entered into a Lease (in the form attached hereto as Exhibit "B"), for Assessor's Parcel No. 003-221-011 and Assessor's Parcel No. 003-221-013 which two parcels constitute the parking lot adjoining the Property ("Parking Lot Parcels"). The Lease shall provide that Lessee (Buyer) shall have an option to purchase the Parking Lot Parcels on the terms and conditions therein provided.

     (b) The Buyer and Seller acknowledge that Buyer's agreement to purchase the Property for the total purchase price set forth in paragraph 2(b) constitutes material consideration for the Lease and Option to Purchase the Parking Lot Parcels granted by Seller.

     (c) As a further condition precedent to Buyer's obligations to purchase the Bank Parcel, the Seller shall obtain all authorizations from the State of California Water Resources Quality Control Board as may be required to record a Covenant and Environmental Restriction on Property ("Covenant") in the form attached hereto as Exhibit "C". Seller and Buyer acknowledge that said Covenant was recorded on the Napa County Records on November 25, 1998, and the condition precedent has been satisfied.

     (d) As a further condition precedent to Buyer's obligations to purchase the Bank Parcel, Buyer and Seller shall execute a Settlement Agreement and Mutual General Release in the form attached hereto as Exhibit "D".

4.   TITLE.

     (a) CONDITION OF TITLE. At the Close of Escrow, Seller shall convey fee simple title to the Property to Buyer by grant deed, subject only to the following matters (the "Permitted Exceptions"): (i) a lien for current real property taxes; (ii) matters of title respecting the Property permitted by Buyer in accordance with Subparagraph 4(b), below; and (iii) matters affecting the condition of title to the Property created by or with the consent of Buyer.

     (b) PERMITTED TITLE EXCEPTIONS. Attached hereto and incorporated by reference as Exhibit "E" is the Preliminary Report issued by Title company under Order No. 115940 dated as of November 9, 1998. Buyer hereby approves said Preliminary Report together with exceptions 1 through 10, and 12 through 17, which exceptions shall constitute the Permitted Title Exceptions.

5.   ESCROW.

     (a) ESCROW. To accomplish the purchase and sale of the Property, the parties shall establish an escrow with the Title Company (the "Escrow"). Each party shall execute such instructions to the Title Company which are consistent with this Agreement and deliver such instructions within two (2) days prior to the Close of Escrow of the Bank Parcel, as defined below. On the day before the Close of Escrow, as defined below, Seller and Buyer shall make the deliveries into Escrow set forth in Subparagraphs 5(b) and 5(c).

     (b) SELLER'S DELIVERIES INTO ESCROW. Seller hereby covenants and agrees to deliver or cause to be delivered to Title Company prior to the Close of Escrow of the Bank Parcel, as defined below, the following instruments and documents, the failure of delivery of which shall constitute a default by Seller hereunder:

          (i) A good and sufficient grant deed properly executed and acknowledged by Seller in favor of Buyer, the delivery and recordation of which shall vest in Buyer fee title in and to the Bank Parcel, subject only to the Permitted Exceptions;

          (ii) A certificate duly and validly executed by Seller in favor of Buyer, certifying that Seller is not a "foreign person," as that term is defined in Section 1445(f) of the Internal Revenue Code of 1986, as amended;

          (iii) A certificate duly executed by Seller in favor of Buyer as required by California Revenue and Taxation Code Sections 18805 and 26131; and

          (iv) Such proof of Seller's authority to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company written documentation of the substitution of Stephen D. Cole, Trustee of the Cole Family Trust as general partner of Napa Main Street Investors.

          (vi)  Lease attached hereto as Exhibit "B" executed by Seller.

          (vi) Executed Covenant and Environmental Restriction on Property together with written evidence of authorization from the State of California Water Resources Control Board authorizing recordation of the Covenant.

          (vii) Settlement Agreement and Mutual General Release (Exhibit "D") executed by Seller.

     (c) BUYER'S DELIVERIES INTO ESCROW. Buyer hereby covenants and agrees to deliver or cause to be delivered to Title Company on or prior to the Close of Escrow, as defined below, the following instruments and documents, the failure of delivery of which shall constitute a default of Buyer hereunder:

          (i)    The Purchase Price in accordance with Paragraph 2 above; and

          (ii) Such proof of Buyer's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individuals(s) executing and/or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as may be reasonably required by Seller or the Title Company.

          (iii)  Lease attached hereto as Exhibits "B" executed by Buyer.

          (iv) Settlement Agreement and Mutual General Release (Exhibit "D") executed by Buyer.

     (d) CLOSE OF ESCROW. The Close of Escrow shall occur on December 7, 1998, by 5:00 p.m.

6.   DELIVERY OF POSSESSION; COSTS AND PRORATIONS.

     (a) POSSESSION. The Bank will have sole and exclusive possession of the Bank Parcel effective upon The Close of Escrow.

     (b) COSTS AND PRORATIONS. The following costs and expenses shall be borne or prorated at the Close of Escrow as follows:

          (i) All property taxes for the Bank Parcel and the parking lot parcels, shall be paid by Buyer, and shall be prorated at the Close of Escrow of the Bank Parcel based on the most current real property tax bill available, including any escaped property taxes which may be assessed after Close of Escrow pertaining to the period prior to transfer of title to Buyer, regardless of when notice thereof is delivered or who receives such notice;

          (ii) Any bond or assessment which become a lien after the execution of the contract (determined as of the Close of Escrow) shall be assumed by Buyer at Close of Escrow;

          (iii) All title insurance premiums charged in connection with the issuance of the Title Policy shall be paid by Buyer at the Close of Escrow;

          (iv) Any transfer taxes due as a result of the transfer of title to Buyer shall be paid by Buyer at the Close of Escrow;

          (v)    All escrow fees shall be paid by Buyer;

          (vi) All other costs and expenses shall be paid by Buyer in accordance with customary practice in Napa County, California; and

          (vii) Any legal fees and expenses incurred in connection with the transaction contemplated herein shall be paid by the Party incurring such fees and expenses.

7.   WARRANTIES.

     (a)  SELLER WARRANTIES.  Seller hereby warrants:

          (i) There are no known violations of any statutes, ordinances, regulations, or administrative or judicial order or holding, whether or not appearing in public records, existing with respect to such improvements or with respect to the Property;

          (ii) At the Close of Escrow, no leases of the Property are or will be in force, except otherwise specifically stated herein.

          (iii) There is no litigation threatened by third parties or pending respecting the ownership, possession, use or operation of the Property or the leased premises described on Exhibit AE@ attached hereto;

          (iv) To the best of Seller's knowledge, the Bank Parcel has not been the site of a disposal, release, threatened release or transportation of any materials or substances defined as "hazardous" or "toxic" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 41 U.S.C. Section 9601, et. seq.; the Resource Conversation and Recovery Act, 42 U.S.C. Section 6901, et seq.; or Sections 25115, 25117 25122.7, 25140, 25249.5, 25249.8, 25281, 25316 or 25501 of the
     California Health and Safety Code, except as may be disclosed in that certain Remedial Investigation and Risk Analysis Report for Napa Main Street Investors dated April 20, 1998, prepared by Faultline Associates, Inc. and the Assessment of Suspected Asbestos-Containing Materials dated March 13, 1991, prepared by Clayton Environmental Consultants;

          (v) Seller is a limited partnership duly and validly existing under the laws of the State of California. It shall be a further condition precedent to the obligations of Buyer under this Agreement that Seller provide to Buyer, and Buyer approve in its discretion the documents presented by Seller to Buyer relating to the substitution of Stephen D. Cole, Trustee of the Cole Family Trust, as general partner of Napa Main Street Investors, Fairfield Mortgage Corporation, a California corporation, the former general partners of Napa Main Street Investors.

     (b) PARTIES' WARRANTIES CONCERNING AUTHORITY. The parties hereby warrant and represent that the persons executing this Agreement on their behalf are authorized to do so and upon his or her execution of this Agreement, this Agreement shall be valid and binding upon and enforceable against Buyer or Seller, as the case may be, in accordance with the terms and conditions herein set forth.

8.   COMMISSION.

     Each party is free to employ a real estate broker of its choice. The party engaging said broker shall be responsible for the payment of any broker's commission and agrees to indemnify the other party from any liability or claims, including reasonable attorneys fees and costs, for payment of said commission.


9.   NOTICES.

     Any notice required or permitted to be given under this Agreement shall be in writing, shall be personally delivered or sent by registered or certified mail, postage pre-paid, return receipt requested, telecopy or similar means, addressed as follows:

     BUYER:         Napa National Bank
                    901 Main Street
                    P.O. Box 3400
                    Napa, CA 94558
                    Tel No.: (707)257-2440
                    Fax No.: (707)257-6119

     WITH COPY TO:  Dickenson, Peatman & Fogarty
                    James W. Terry
                    809 Coombs Street
                    Napa, CA 94559
                    Tel No.: (707)252-7122
                    Fax No.: (707)255-6876

     SELLER:        Stephen D. Cole
                    Napa Main Street Investors
                    1100 Lincoln Avenue, Suite 106
                    P.O. Box 10524
                    Napa, CA 94581

     WITH COPY TO:  Jill E. Barwick
                    Attorney at Law
                    1100 Lincoln Avenue, Suite 106
                    Napa, CA 94558

10.  MISCELLANEOUS PROVISIONS.

     (a) ENTIRE AGREEMENT. This Agreement, including all the attached Exhibits, contains the entire agreement of the parties; any previous understandings of the parties regarding the subject matter hereof are expressly declared null and void and are superseded hereby.

     (b) ASSIGNMENT. This agreement shall not be assigned by Buyer without the express written consent of Seller which consent Seller may grant or withhold in its reasonable discretion.

     (c) SEVERABILITY. If any term or provision of this Agreement shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement shall not be affected thereby.

     (d) ATTORNEYS' FEES. In the event any legal action is commenced between the parties hereto to enforce the terms of this Agreement, the prevailing party in any such action and in any appeals therefrom shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees and costs incurred by the prevailing party. "Prevailing party" shall include without limitation (i) a party who dismisses an action in exchange for sums allegedly due; (ii) the party which receives performance from the other party of an alleged breach of covenant or a desired remedy where such is substantially equal to the relief sought in an action; or (iii) the party determined to be the prevailing party by a court of law.

     (e) WAIVERS. No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any other covenant or provision herein contained, and no waiver shall be valid unless in writing and executed by the waiving party. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

     (f) INTERPRETATION. Headings at the beginning of each section and subsection are solely for the convenience of the parties and are not a part of and shall not be used to interpret this Agreement. This Agreement is the product of negotiations and shall not be construed as if it had been prepared by one of the parties, but rather as if both parties have prepared the same. Unless otherwise indicated, all references to Paragraphs are to this Agreement. All exhibits referred to in this Agreement are attached hereto and incorporated herein by this reference.

     (g) NO MERGER. Each and every representation, warranty, covenant and obligation of Seller and Buyer shall not merge with transfer of title, but shall survive the Close of Escrow subject to any expressed survivability limitations set forth in this Agreement.

     (h) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument. The execution of this Agreement shall be deemed to have occurred, and this Agreement shall be enforceable and effective, only upon the complete execution of this Agreement by Seller and Buyer.

     (i) TIME OF THE ESSENCE. Time is of the essence of each and every condition herein, and of each term and provision herein.

//

//

//

//

     (j) GOVERNING LAW. This Agreement shall be governed and construed in accordance with California law.

     WHEREFORE, the parties have executed this Agreement on or as of the date first written above.

SELLER:                       NAPA MAIN STREET INVESTORS
                              A California Limited Partnership


                              By:_______________________________________________
                                    Stephen D. Cole, Trustee, Cole Family Trust,
                                    General Partner



BUYER:                        NAPA NATIONAL BANK
                              a California corporation


                              By: ______________________